RESIGNATION LETTER

I Peter Zompa do hereby resign as an Officer and Director of Cecors, Inc., a Nevada corporation this 14th day or August, 2019 due to commitments I have with another publicly held corporation. I hereby relinquish any authority or control of Cecors, Inc. This resignation is effective this 14th day or August, 2019.

Respectfully

Peter Zompa

NOTARY SEAL

STATE OF FLORIDA
COUNTY OF MIAMI DADE

Sworn to and subscribed before me Peter Zompa

this 15 day of August 2019

NOTARY PUBLIC
(Affix Notarial Seal)
My Commission expires:

MAGALY RODRIGUEZ
Notary Public - State of Florida
Commission # FF 943685
My Comm. Expires Dec 15, 2019
Bonded through National Notary Assn